Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Amended Registration Statement on Form S-1 of Sur Ventures, Inc. for the registration of 2,276,500 shares of its common stock and to the incorporation therein of our report dated December 6, 2010, with respect to the financial statements of Sur Ventures, Inc., and to the reference to our firm under the caption “Experts” in the Prospectus.

Q Accountancy Corporation

/s/ Q Accountancy Corporation
Laguna Niguel, California
February 1 , 2011